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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 11, 2011, with respect to the financial statements and internal control over financial reporting included in the Annual Report of Exact Sciences Corporation on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Exact Sciences Corporation on Forms S-3 (File No. 333-168907, effective September 7, 2010; and File No. 333-108679, effective September 11, 2003) and on Forms S-8 (File No. 333-168909, effective August 17, 2010; File No. 333-164467, effective January 22, 2010; File No. 333-158307, effective March 31, 2009; File No. 333-141323, effective March 15, 2007; File No. 333-123584, effective March 25, 2005; File No. 333-107840, effective August 11, 2003; and File No. 333-54618, effective January 30, 2001).

/s/ Grant Thornton LLP

Milwaukee, Wisconsin
March 11, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM